Exhibit 3.143

State of Missouri... Office of Secretary of State JAMES C. KIRKPATRICK, Secretary of State

Articles of Incorporation

(To be submitted in duplicate by an attorney or an incorporator)

HONORABLE JAMES C. KIRKPATRICK

SECRETARY OF STATE

STATE OF MISSOURI

JEFFERSON CITY, MO. 65102

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is: Research Business Group, Inc.

ARTICLE TWO

The address, including street and number, if any, of the corporation’s initial registered office in this state is: 2300 E. Meyer Blvd., Kansas City, Mo. 64132 and the name of its initial agent at such address is: A. Alan Transue

ARTICLE THREE

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

$30,000 authorized capital

30,000 shares at $1.00 par value

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

None

ARTICLE FOUR

The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

None

ARTICLE FIVE

The name and place of residence of each incorporator is as follows:

Name	Street	City
Larry J. Bingham	2800 Commerce Tower	Kansas City, Mo. 64105

ARTICLE SIX

(Designate which and complete the applicable paragraph)

☐	The number of directors to constitute the first board of directors is __________ Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

or

☒	The number of directors to constitute the board of directors is twelve. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named).

Kenneth L. Brown Peter C. Barnes James A. Brettell Martin L. Crow, M.D. Thompson S. Dent E. Wynn Presson	A. T. Hancock Tom D. Harmon Stephen A. Melcher Henry Nottberg, Jr. Harry B. Overesch, M.D. Doyle Patterson

ARTICLE SEVEN

The duration of the corporation is Perpetual

STATE OF MISSOURI

                                             ss.

COUNTY OF JACKSON

I, the undersigned, a notary public, do hereby certify that on the 31st day of August, 1983, personally appeared before me, Larry J. Bingham who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

/s/ Paula A. Lindemood
Notary Public

My commission expires 7-15-84

ARTICLE EIGHT

The corporation is formed for the following purposes:

Primarily, to purchase, own, and hold the stock of other corporations engaged in the businesses related to health care, and to do every act and thing covered generally by the denomination “holding company,” and especially to direct the operations of other corporations through the ownership of stock therein; and to conduct any other and all business for which corporations may be organized under the laws of the State of Missouri.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 31st day of August, 1983.

/s/ Larry J. Bingham
Larry J. Bingham

No. 00255963

STATE OF MISSOURI
JAMES C. KIRKPATRICK, Secretary of State
Corporation Division

Certification of Incorporation

WHEREAS, duplicate originals of Articles of Incorporation of RESEARCH BUSINESS GROUP, INC. have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law:

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare RESEARCH BUSINESS GROUP, INC. a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 2300 E. Mayer Blvd., Kansas City, No. 64132 that its period of existence is Perpetual; and that the amount of its Authorized Shares is 30,000 @$1.00.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 12th day of September, 1983.
/s/ James C. Kirkpatrick
Secretary of State

RECEIVED OF: RESEARCH BUSINESS GROUP, INC.

Fifty-three dollars and no/100 Dollars, $53.00

For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

No. 00255963	/s/ James C. Kirkpatrick
Corp No. 14	Secretary of State